SERIES B

                               GUARANTEE AGREEMENT

                         DIME COMMUNITY BANCSHARES, INC.

                            Dated as of July 29, 2004

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I


                         DEFINITIONS AND INTERPRETATION

SECTION 1.1     Definitions and Interpretation.................................2

                                   ARTICLE II


                               TRUST INDENTURE ACT

SECTION 2.1     Trust Indenture Act; Application...............................5
SECTION 2.2     Lists of Holders of Securities.................................5
SECTION 2.3     Reports by the Guarantee Trustee...............................6
SECTION 2.4     Periodic Reports...............................................6
SECTION 2.5     Evidence of Compliance with Conditions Precedent...............6
SECTION 2.6     Events of Default; Waiver......................................6
SECTION 2.7     Notice of Events of Default....................................6
SECTION 2.8     Conflicting Interests..........................................7

                                   ARTICLE III


               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1     Powers and Duties of the Guarantee Trustee.....................7
SECTION 3.2     Certain Rights of the Guarantee Trustee........................9
SECTION 3.3     Not Responsible for Recitals or Issuance of Series B
                Guarantee.....................................................10

                                   ARTICLE IV


                              THE GUARANTEE TRUSTEE

SECTION 4.1     The Guarantee Trustee; Eligibility............................11
SECTION 4.2     Appointment, Removal and Resignation of the Guarantee
                Trustee.......................................................11

                                    ARTICLE V


                               SERIES B GUARANTEE

SECTION 5.1     Guarantee.....................................................12

SECTION 5.2     Waiver of Notice and Demand...................................12
SECTION 5.3     Obligations Not Affected......................................12
SECTION 5.4     Rights of Holders.............................................13
SECTION 5.5     Guarantee of Payment..........................................14
SECTION 5.6     Subrogation...................................................14
SECTION 5.7     Independent Obligations.......................................14

                                   ARTICLE VI


                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1     Limitation of Transactions....................................14
SECTION 6.2     Ranking.......................................................15

                                   ARTICLE VII


                                   TERMINATION

SECTION 7.1     Termination...................................................15

                                  ARTICLE VIII


                                 INDEMNIFICATION

SECTION 8.1     Exculpation...................................................16
SECTION 8.2     Indemnification...............................................16
SECTION 8.3     Compensation; Reimbursement of Expenses.......................17

                                   ARTICLE IX


                                  MISCELLANEOUS

SECTION 9.1     Successors and Assigns........................................18
SECTION 9.2     Amendments....................................................18
SECTION 9.3     Notices.......................................................18
SECTION 9.4     Benefit.......................................................19
SECTION 9.5     Governing Law.................................................19
SECTION 9.6     Counterparts..................................................19

                             CROSS REFERENCE TABLE*


Section of Trust
Indenture Act of                                             Section of Series B
1939, as Amended                                             Guarantee Agreement
----------------                                             -------------------
     310(a)       ........................................         4.1(a)
     310(b)       ........................................       2.8, 4.1(c)
     310(c)       ........................................           N/A
     311(a)       ........................................         2.2(b)
     311(b)       ........................................         2.2(b)
     311(c)       ........................................           N/A
     312(a)       ........................................         2.2(a)
     312(b)       ........................................         2.2(b)
     312(c)       ........................................           N/A
       313        ........................................           2.3
     314(a)       ........................................           2.4
     314(b)       ........................................           N/A
     314(c)       ........................................           2.5
     314(d)       ........................................           N/A
     314(e)       ........................................      1.1, 2.5, 3.2
     314(f)       ........................................        2.1, 3.2
     315(a)       ........................................     3.1(d), 3.2(a)
     315(b)       ........................................           2.7
     315(c)       ........................................         3.1(c)
     315(d)       ........................................   3.1(d), 3.2(a), 8.1
     315(e)       ........................................           N/A
     316(a)       ........................................      1.1, 2.6, 5.4
     316(b)       ........................................        5.3, 5.4
     316(c)       ........................................           N/A
     317(a)       ........................................           N/A
     317(b)       ........................................           N/A
     318(a)       ........................................         2.1(a)
     318(b)       ........................................         2.1(b)
     318(c)       ........................................         2.1(b)

----------------------

     * This Cross-Reference Table does not constitute part of this Series B Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                          SERIES B GUARANTEE AGREEMENT
                          ----------------------------

                  This SERIES B GUARANTEE AGREEMENT (the "Series B Guarantee"), dated as of July 29, 2004, is executed and delivered by Dime Community Bancshares, Inc., a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) of Dime Community Capital Trust I, a Delaware statutory trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of March 19, 2004, among the trustees and administrators named therein of the Issuer, Dime Community Bancshares, Inc., as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer issued on March 19, 2004 70,000 capital securities, having an aggregate liquidation amount of $70,000,000, designated in the Declaration as the Fixed Rate Capital Securities, Series A (collectively the "Series A Capital Securities"); and

                  WHEREAS, the Series A Capital Securities issued by the Issuer and proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), were used to purchase the Junior Subordinated Debt Securities due April 14, 2034 (the "Original Junior Subordinated Debt Securities") of the Guarantor which were deposited with the Trustee, as institutional trustee under the Declaration, as trust assets; and

                  WHEREAS, as incentive for the Holders to purchase the Series A Capital Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in the Series A Guarantee, dated as of March 19, 2004, to pay to the Holders of Series A Capital Securities the Guarantee Payments (as defined therein) and to make certain other payments on the terms and conditions set forth therein; and

                  WHEREAS, in connection with the offer of the Series A Capital Securities, the Guarantor, the Issuer and Sandler O'Neill & Partners, L.P. executed the Registration Rights Agreement dated March 12, 2004 (the "Registration Rights Agreement"); and

                  WHEREAS, the Issuer, in order to satisfy its obligations under the Registration Rights Agreement, intends to offer up to $70,000,000 aggregate liquidation amount of its 7.0% Capital Securities, Series B, which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement in exchange for a like liquidation amount of Series A Capital Securities; and

                  WHEREAS, pursuant to the Exchange Offer, the Guarantor is also exchanging up to $70,000,000 aggregate principal amount of the Original Junior Subordinated Debt Securities for up to $70,000,000 aggregate principal amount of the Exchange Junior Subordinated Debt Securities due April 14, 2034 of the Guarantor; and

                  WHEREAS, the Declaration was amended and restated by the Second Amended and Restated Declaration of Trust, dated July 29, 2004 (the "Second Declaration"); and

                  WHEREAS, pursuant to the Exchange Offer, the Guarantor is required to execute this Series B Guarantee and exchange the Series A Guarantee for this Series B Guarantee.

                  NOW, THEREFORE, in consideration of the exchange by each Holder of the Series A Capital Securities for the Series B Capital Securities, which exchange the Guarantor hereby agrees shall benefit the Guarantor, (or in the event certain Holders do not exchange their Series A Capital Securities, in order to fulfill its obligations to such Holders under the Series A Guarantee) and intending to be legally bound hereby, the Guarantor executes and delivers this Series B Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       DEFINITIONS AND INTERPRETATION.

                  In this Series B Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Series B Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined anywhere in this Series B Guarantee has the same meaning throughout;

                  (c) all references to "the Series B Guarantee" or "this Series B Guarantee" are to this Series B Guarantee as modified, supplemented or amended from time to time;

                  (d) all references in this Series B Guarantee to Articles and Sections are to Articles and Sections of this Series B Guarantee, unless otherwise specified;

                  (e) a term defined in the Second Declaration as of the date of execution of this Series B Guarantee has the same meanings when used in this Series B Guarantee, unless otherwise defined in this Series B Guarantee or unless the context otherwise requires; and

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series B Guarantee, unless otherwise defined in this Series B Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Common Securities" has the meaning specified in the Second Declaration.

                  "Corporate Trust Office" means the office of the Series B Guarantee Trustee at which at any particular time its corporate trust business shall be principally administered, which at all times shall be located within the United States and at the time of the execution of this Series B Guarantee shall be Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001.

                  "Covered Person" means any Holder of Series B Capital Securities.

                  "Debt Security Issuer" means Dime Community Bancshares, Inc. or any permitted successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debt Securities.

                  "Debt Securities" means the junior subordinated debt securities of the Debt Security Issuer that are designated in the Indenture as the "Fixed Rate Junior Subordinated Deferrable Interest Debt Securities due 2034, Series B", and held by the Institutional Trustee (as defined in the Second Declaration) of the Issuer.

                  "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement (i) by the Company to exchange the Exchange Securities (as defined in the Indenture) for the Debt Securities (as defined in the Indenture) and to execute this Series B Guarantee in respect of the Series B Capital Securities and (ii) by the Trust to exchange the Series B Capital Securities for the Series A Capital Securities.

                  "Event of Default" has the meaning set forth in Section 2.6.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Second Declaration) which are required to be paid on such Series B Capital Securities to the extent the Issuer has funds available in the Property Account (as defined in the Second Declaration) therefor at such time, (ii) the price payable upon the redemption of any Series B Capital Securities to the extent the Issuer has funds available in the Property Account therefor at such time, with respect to any Series B Capital Securities that are (1) called for redemption by the Issuer or (2) mandatorily redeemed by the Issuer, in each case, in accordance with the terms of such Series B Capital Securities, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debt Securities to the Holders of the Series B Capital Securities in exchange therefor as provided in the Second Declaration), the lesser of (a) the aggregate of the liquidation amount of the Series B Capital Securities and all accrued and unpaid Distributions on the Series B Capital Securities to the date of payment, to the extent the Issuer has funds available in the Property Account therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any Person in whose name any Series B Capital Securities are registered on the books and records of the Issuer; PROVIDED, HOWEVER, that, in determining whether the holders of the requisite percentage of Series B Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee (including in its individual capacity), any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of March 19, 2004, between the Debt Security Issuer and Wilmington Trust Company, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debt Securities are to be issued to the Institutional Trustee of the Issuer.

                  "Liquidation Distribution" has the meaning set forth in the definition of "Guarantee Payments" herein.

                  "List of Holders" has the meaning set forth in Section 2.2(a).

                  "Majority in Liquidation Amount of the Series B Capital Securities" means, except as provided by the Trust Indenture Act, Holder(s) of outstanding Series B Capital Securities, voting together as a single class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the amount that would be paid upon redemption, liquidation or otherwise on the date upon which the voting percentages are determined, plus unpaid Distributions accrued thereon to such date) of all Series B Capital Securities then outstanding.

                  "Officer's Certificate" means, with respect to any Person, a certificate signed by one Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Guarantee shall include:

                  (a) a statement that such officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 12, 2004, by and among the Company, the Trust and the Initial Purchaser named therein, as such agreement may be amended, modified or supplemented from time to time.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of any matters relating to this Series B Guarantee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" means the Common Securities and the Series A Capital Securities and Series B Capital Securities, collectively.

                                   ARTICLE II

                               TRUST INDENTURE ACT

                  SECTION 2.1 TRUST INDENTURE ACT; APPLICATION

                  (a) This Series B Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Series B Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Series B Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the modified or excluded provision of the Trust Indenture Act shall be deemed to apply to this Series B Guarantee as so modified or excluded, as the case may be.

                  SECTION 2.2 LISTS OF HOLDERS OF SECURITIES

                  (a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Series B Capital Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions (as defined in the Second Declaration), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee; PROVIDED, HOWEVER, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

                  SECTION 2.3 REPORTS BY THE GUARANTEE TRUSTEE

                  Within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  SECTION 2.4 PERIODIC REPORTS

                  The Guarantor shall provide to the Guarantee Trustee such documents, reports and information (if any) as are required by Section 314 and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only, and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series B Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  SECTION 2.6 EVENTS OF DEFAULT; WAIVER

                  (a) An "Event of Default" under this Series B Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder.

                  (b) The Holders of a Majority in Liquidation Amount of the Series B Capital Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 2.7 NOTICE OF EVENTS OF DEFAULT

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default with respect to this Series B Guarantee actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to all Holders, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; PROVIDED, HOWEVER, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Second Declaration shall have obtained actual knowledge, of such Event of Default.

                  SECTION 2.8 CONFLICTING INTERESTS

                  The Second Declaration shall be deemed to be specifically described in this Series B Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

                  SECTION 3.1 POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

                  (a) This Series B Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Series B Capital Securities, and the Guarantee Trustee shall not transfer this Series B Guarantee to any Person except a Holder of Series B Capital Securities exercising his or her rights pursuant to Section 5.4 (b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Series B Guarantee for the benefit of the Holders of the Series B Capital Securities.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series B Guarantee, and no implied covenants shall be read into this Series B Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6(b)) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Series B Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

                           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Guarantee Trustee shall be determined solely by the express provisions of this Series B Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Guarantee, and no implied covenants or obligations shall be read into this Series B Guarantee against the Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                           of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Series B Guarantee; PROVIDED, HOWEVER that in the case of any such certificates or opinions furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Series B Guarantee;

                           (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of a Majority in Liquidation Amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Series B Guarantee; and

                           (iv) no provision of this Series B Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Series B Guarantee, or security and indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

                  SECTION 3.2 CERTAIN RIGHTS OF THE GUARANTEE TRUSTEE.

                  (a) Subject to the provisions of Section 3.1:

                           (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debt security, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor contemplated by this Series B Guarantee shall be sufficiently evidenced by an Officer's Certificate.

                           (iii) Whenever, in the administration of this Series B Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate of the Guarantor which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other writing (or any rerecording, refiling or reregistration thereof).

                           (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Guarantee from any court of competent jurisdiction.

                           (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; PROVIDED, HOWEVER, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series B Guarantee.

                           (vii) The Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debt security, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder.

                           (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Series B Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                           (x) Whenever in the administration of this Series B Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Series B Capital Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

                           (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Guarantee.

                  (b) No provision of this Series B Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                  SECTION 3.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                              SERIES B GUARANTEE.

                  The recitals contained in this Series B Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Guarantee.

                                   ARTICLE IV

                              THE GUARANTEE TRUSTEE

                  SECTION 4.1 THE GUARANTEE TRUSTEE; ELIGIBILITY.

                  (a) There shall at all times be a Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation or national association organized and doing business under the laws of the United States of America or any state thereof or of the District of Columbia, or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state or District of Columbia authority. If such corporation, national association or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation, national association or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  SECTION 4.2 APPOINTMENT, REMOVAL AND RESIGNATION OF THE
                              GUARANTEE TRUSTEE.

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed, subject to Section 4.1, and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Series B Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 8.2 and 8.3 accrued to the date of such termination, removal or resignation.

                                   ARTICLE V

                               SERIES B GUARANTEE

                  SECTION 5.1 GUARANTEE.

                  (a) The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense (except defense of payment by the Issuer), right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  SECTION 5.2 WAIVER OF NOTICE AND DEMAND.

                  The Guarantor hereby waives notice of acceptance of this Series B Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.3 OBLIGATIONS NOT AFFECTED.

                  The obligations, covenants, agreements and duties of the Guarantor under this Series B Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series B Capital Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the price payable upon the redemption of the Series B Capital Securities, the Liquidation Distribution or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities (other than an extension of time for the payment of the Distributions, the price payable upon the redemption of the Series B Capital Securities, the Liquidation Distribution or other sums payable that results from the extension of any interest payment period on the Debt Securities);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series B Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Series B Capital Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.4 RIGHTS OF HOLDERS.

                  (a) The Holders of a Majority in Liquidation Amount of the Series B Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Series B Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Series B Guarantee; PROVIDED, HOWEVER, that (subject to Sections 3.1 and 3.2) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by legal counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Guarantee Trustee in personal liability.

                  (b) Any Holder of Series B Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Series B Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer, the Guarantee Trustee or any other Person before so proceeding directly against the Guarantor.

                  SECTION 5.5 GUARANTEE OF PAYMENT.

                  This Series B Guarantee creates a guarantee of payment and not of collection.

                  SECTION 5.6 SUBROGATION.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of Series B Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by applicable provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Series B Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.7 INDEPENDENT OBLIGATIONS.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

                  SECTION 6.1 LIMITATION OF TRANSACTIONS.

                  So long as any Series B Capital Securities remain outstanding, if at any time (1) there shall have occurred and be continuing a Default or an Event of Default, (2) the Guarantor shall be in default with respect to its payment of any obligations under this Series B Guarantee or (3) the Guarantor shall have given notice of its election to defer payments of interest on the Debt Securities by extending the interest payment period as provided in Section
2.08 of the Indenture and such period, or any extension thereof, shall have commenced and be continuing, then the Guarantor may not (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (y) make any payment of principal of or interest or premium, if any, or interest or Liquidated Damages, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank in all respects PARI PASSU with or junior in interest to the Debt Securities or (z) make any payment under any guarantees of the Guarantor that rank in all respects PARI PASSU with or junior in interest to this Series B Guarantee (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor (A) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, or consultants, (B) in connection with a dividend reinvestment or stockholder stock purchase plan or (C) in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (1), (2) or (3) above, (ii) as a result of any exchange or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock or of any class or series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior in interest to such stock).

                  SECTION 6.2 RANKING.

                  This Series B Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) to the same extent and in the same manner that the Debt Securities are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor. By their acceptance thereof, each Holder of Series B Capital Securities agrees to the foregoing provisions of this Series B Guarantee and the other terms set forth herein.

                                  ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 TERMINATION.

                  This Series B Guarantee shall terminate as to the Series B Capital Securities upon (i) full payment of the price payable upon redemption of all Series B Capital Securities then outstanding, (ii) the distribution of all of the Debt Securities to the Holders of all of the Series B Capital Securities, or (iii) full payment of the amounts payable in accordance with the Second Declaration upon dissolution of the Issuer. This Series B Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Series B Capital Securities must restore payment of any sums paid under the Series B Capital Securities or under this Series B Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.1 EXCULPATION.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission of such Indemnified Person in good faith in accordance with this Series B Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, willful misconduct or bad faith with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer or the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Series B Capital Securities might properly be paid.

                  SECTION 8.2 INDEMNIFICATION.

                  (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including but not limited to the costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of the Indemnified Person's powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Series B Guarantee.

                  (b) Promptly after receipt by an Indemnified Person under this
Section 8.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Guarantor under this Section 8.2, notify the Guarantor in writing of the commencement thereof; but the failure so to notify the Guarantor (i) will not relieve the Guarantor from liability under paragraph (a) above unless and to the extent that the Guarantor did not otherwise learn of such action and such failure results in the forfeiture by the

Guarantor of substantial rights and defenses and (ii) will not, in any event, relieve the Guarantor from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above. The Guarantor shall be entitled to appoint counsel of the Guarantor's choice at the Guarantor's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Guarantor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the Indemnified Person. Notwithstanding the Guarantor's election to appoint counsel to represent the Indemnified Person in any action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Guarantor shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Guarantor to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Guarantor and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Guarantor, (iii) the Guarantor shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Guarantor shall authorize the Indemnified Person to employ separate counsel at the expense of the Guarantor. The Guarantor will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

                  SECTION 8.3 COMPENSATION; REIMBURSEMENT OF EXPENSES.

                  The Guarantor agrees:

                  (a) to pay to the Guarantee Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Series B Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the negligence, willful misconduct or bad faith of the Guarantee Trustee.

                  The provisions of this Section 8.3 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Series B Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 SUCCESSORS AND ASSIGNS.

                  All guarantees and agreements contained in this Series B Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series B Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, in each case to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Series B Guarantee without the prior approval of the Holders of a Majority in Liquidation Amount of the Series B Capital Securities.

                  SECTION 9.2 AMENDMENTS.

                  Except with respect to any changes that do not adversely affect the powers, preferences, rights or interests of Holders of the Series B Capital Securities in any material respect (in which case no approval of Holders will be required), this Series B Guarantee may be amended only with the prior approval of the Holders of a Majority in Liquidation Amount of the Series B Capital Securities. The provisions of the Second Declaration with respect to amendments thereof shall apply equally with respect to amendments of the Series B Guarantee.

                  SECTION 9.3 NOTICES.

                  All notices provided for in this Series B Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) if given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Series B Capital Securities):

                  Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware 19890-1626
                  Attention: Corporate Capital Markets
                  Telecopy: (302) 636-4145
                  Telephone:  (302) 636-6470;

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Series B Capital Securities and to the Guarantee Trustee):

                  Dime Community Bancshares, Inc.
                  209 Havemeyer Street

                  Brooklyn, New York 11211
                  Attention: Lance Bennett, Esq.
                  Telecopy: (718) 782-7535
                  Telephone: (718) 782-6200; or

                  (c) if given to any Holder of the Series B Capital Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.4 BENEFIT.

                  This Series B Guarantee is solely for the benefit of the Holders of the Series B Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Series B Capital Securities.

                  SECTION 9.5 GOVERNING LAW.

                  THIS SERIES B GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  SECTION 9.6 COUNTERPARTS.

                  This Series B Guarantee may contain more than one counterpart of the signature page and this Series B Guarantee may be executed by the affixing of the signature of the Guarantor and the Series B Guarantee Trustee to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

THIS SERIES B GUARANTEE is executed as of the day and year first above written.

                                          Dime Community Bancshares, Inc.,
                                          as Guarantor

                                          By:/s/ Kenneth J. Mahon
                                             --------------------------------
                                                Kenneth J. Mahon
                                                Executive Vice President and
                                                   Chief Financial Officer

                                          WILMINGTON TRUST COMPANY,
                                          as Guarantee Trustee


                                          By: /s/ Mary St. Amand
                                             --------------------------------
                                              Mary St. Amand
                                              Assistant Vice President